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                                                                   EXHIBIT 10(E)


                             BANK ONE CORPORATION

                         CASH BALANCE RESTORATION PLAN




                            As Amended and Restated
                        Effective as of January 1, 1998

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                             BANK ONE CORPORATION

                         CASH BALANCE RESTORATION PLAN

PURPOSE

The purpose of the BANK ONE CORPORATION Cash Balance Restoration Plan (the "Restoration Plan") which was originally known as the Benefits Equalization Plan of First Banc Group of Ohio, Inc. and its Subsidiaries adopted by the Board of Directors of BANC ONE CORPORATION on October 24, 1977 and then the BANK ONE CORPORATION Supplemental Employees Retirement Plan and amended as of October 21, 1986, January 1, 1989 and April 20, 1992, January 1, 1993, January 1, 1995 and hereby further amended and restated as of January 1, 1998 is solely to provide retirement benefits, for employees of BANK ONE CORPORATION and its Related Corporations, who participate in the BANK ONE CORPORATION Cash Balance Pension Plan (the "Basic Retirement Plan"), in excess of the limitations on qualified retirement plan benefits imposed be provisions of Sections 415, 401 (a)(1 7) and 404(l) of the Internal Revenue Code.

Up to and including October 1, 1998, the sponsor of this Restoration Plan was the BANC ONE CORPORATION. Effective October 2,1998, BANC ONE CORPORATION and First Chicago NBD Corporation were merged into BANK ONE CORPORATION, a bank holding corporation, incorporated in the State of Delaware. Effective October 2, 1998, BANK ONE CORPORATION assumed sponsorship of the Restoration Plan.

The Restoration Plan is a non-funded, supplemental deferred compensation plan structured to benefit Participants in a manner which provides incentive to improve the profitability, competitiveness and growth of BANK ONE CORPORATION and its Related Corporations.

Effective Date

The Effective Date of this amended and restated Restoration Plan is January 1, 1998.


                                   ARTICLE I

                                  DEFINITIONS

For the purpose of the Restoration Plan, the following terms shall have the meanings hereinafter set forth unless the context clearly indicates otherwise:

Section 1.1 - Basic Retirement Plan

"Basic Retirement Plan" means the BANK ONE CORPORATION Cash Balance Pension Plan first adopted by the Corporation effective January 1, 1947, amended as of January 1, 1969, January 1, 1989, January 1, 1995, January 1, 1998 and various dates subsequent thereto, and hereafter amended from time to time, or any successor thereto.

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Section 1.2 - Basic Retirement Plan Benefit

"Basic Retirement Plan Benefit" means the benefit payable to a Participant pursuant to the Basic Retirement Plan based on Benefit Service recognized by said plan for benefit accrual, by reason of his termination of employment with the Corporation and its Related Corporations.

Section 1.3 - Basic Retirement Plan Surviving Spouse Benefit

"Basic Retirement Plan Surviving Spouse Benefit" means the pre-retirement survivor's benefit determined pursuant to Article VI of the Basic Retirement Plan.

Section 1.4 - Benefit Commencement Date

"Benefit Commencement Date" means the first day of the second month following the termination of employment, or such later date as the Restoration Retirement Benefit can be determined, on which the participant shall receive payments under the Restoration Plan.

Section 1.5 -Benefit Service

"Benefit Service" for benefit accrual shall mean the same as defined as defined in Article I of the Basic Retirement Plan.

Section 1.6 - Board

"Board" means the Board of Directors of BANK ONE CORPORATION or any other committee appointed by said Board to have the authority of said Board with respect to this Plan.

Section 1.7 - Change of Control

A "Change of Control" of the Corporation shall be deemed to have occurred upon the happening of any of the following events:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (I) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or (II) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"), provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (I) any acquisition directly from the Corporation, (II) any acquisition by the Corporation,
     (III) any acquisition by any corporation controlled by the Corporation or
     (IV) any acquisition by any corporation pursuant to the a transaction which complies with clauses (I), (II) and (III) of this Section 1.7(a); or

(b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of

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     the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination, (I) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the ten outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or though one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation voting securities, as the case may be (II) no Person (excluding any corporation resulting from such Business combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination beneficially owns, directly or indirectly, 20% or more of, the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (III) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent board at the time of the execution of the initial agreement or of the action of the Board, providing for such Business Combination; or

(d) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

Section 1.8 - Code

"Code" means the Internal Revenue Code of 1986, as amended from time to time, and any regulations relating thereto.

Section 1.9 - Corporation

"Corporation" means BANC ONE CORPORATION, including all of its Related Corporations and, to the extent provided in Section 6.5 below, and any successor corporation or other entity resulting from a merger or consolidation into or with the Corporation or a transfer or sale of substantially all of the assets of the Corporation. Effective October 2, 1998, "Corporation" means BANK ONE CORPORATION, a Delaware corporation, a successor to BANC ONE CORPORATION, including all of its Related Corporations.

Section 1.10 - Early Retirement Date

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"Early Retirement Date" for a Participant who at termination of employment had attained age fifty-five (55) and completed ten (10) or more years of Vesting Service, shall be the first day of any month following termination of employment and prior to his Normal Retirement Date.

Section 1.11 - Late Retirement Date

"Late Retirement Date" means the first day of the month next following the later of the Participant's Normal Retirement Date or actual termination of employment with the Corporation.

Section 1.12 - Normal Retirement Date

"Normal Retirement Date" means the first day of the month next following the Participant's sixty-fifth (65th) birthday.

Section 1.13 - Participant

"Participant" means a salaried employee of the Corporation: (a) who is in a select group of management or highly compensated employees; (b) who is a participant under the Basic Retirement Plan (or any successor to or replacement of the Basic Retirement Plan); (c) who is eligible to receive a Basic Retirement Plan retirement, the amount of which is reduced by reason of any limitations on benefits by the application of Code Sections 415, 401 (a)(17) and 404(l); and
(d) who is nominated for participation by the Chairman of the Board or the Chief Executive Officer of the Corporation and such nomination is approved in writing by the Board. Participation shall be effective as of the date so stated in the Board's written approval.

Section 1.14 - Related Corporation

A subsidiary or any entity which is a member of a common controlled group with BANK ONE CORPORATION pursuant to Code Section 414 (b), (c), (m), or (o).

Section 1.15 - Plan Administrator

BANK ONE CORPORATION or such individuals(s) or entity appointed Plan Administrator in accordance with Section 4.1.

Section 1.16 - Restoration Plan

"Restoration Plan" means the BANK ONE CORPORATION Cash Balance Restoration Plan as described herein.

Section 1.17 - Restoration Retirement Benefit

"Restoration Retirement Benefit" means that benefit, if any, payable to a Participant pursuant to this Restoration Plan by reason of his termination of employment with the Corporation.

Section 1.18 - Restoration Surviving Spouse Benefit

"Restoration Surviving Spouse Benefit" means the benefit payable to a Surviving Spouse pursuant to this Restoration Plan.

Section 1.19 - Surviving Spouse

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"Surviving Spouse" means a person who is married to a Participant at the date of his death.

Section 1.20 - Vesting Service

"Vesting Service" means the same as defined in Article I of the Basic Retirement Plan.


                                  ARTICLE II

                        RESTORATION RETIREMENT BENEFITS

Section 2.1 - Eligibility

To receive a benefit under this Restoration Plan a Participant must qualify for a benefit under the Basic Retirement Plan, have attained the age of fifty-five
(55) while in active service, completed ten (10) years of Benefit Service and have terminated his employment relationship with the Corporation. In no event shall an employee who is not entitled to benefits under the Basic Retirement Plan be eligible for a benefit under this Restoration Plan.

Section 2.2 - Incorporation of the Basic Retirement Plan

The Basic Retirement Plan, with any amendments thereto in effect, shall be attached hereto and is hereby incorporated by reference into and shall be a part of this Restoration Plan as if set forth herein. Any amendment made to the Basic Retirement Plan shall also. be incorporated by reference into and form. a part of the Restoration Plan, effective as of the effective date of such amendment. The Basic Retirement Plan, whenever referred to in this Restoration Plan, shall mean the Basic Retirement Plan as it exists on the date any determination is made of benefits payable under this Restoration Plan. All terms used herein shall have the meanings assigned to them under the provisions of the Basic Retirement Plan unless otherwise qualified by this Restoration Plan.

Section 2.3 - Amount of Benefit

A Participant who has met the eligibility requirements of Section 2.1 above shall be entitled to receive a Restoration Retirement Benefit payable on the Benefit Commencement Date, in an amount equal to the larger of (a) or (b), as follows, where:

(a)  equals (i) minus (ii):

     (i) the Basic Retirement Plan Benefit determined under Basic Retirement Plan to which the Participant would have been entitled if such benefit was computed without any limitations on benefits imposed by application of Code Section 415, 4,01(a)(17) or 404(l), and

     (ii) the Basic Retirement Plan Benefit payable to the eligible Participant under the Basic Retirement Plan.

(b) equals a Participant's Restoration Retirement Benefit under the Restoration Plan determined as of December 31, 1997, before the Restoration Plan was amended and restated.

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In determining the amount of the Basic Retirement Plan Benefit for purpose of
Subsection (a)(i) for any year, any amount of compensation or bonus that a Participant has deferred under the BANK ONE CORPORATION Compensation Deferral Plan and the BANK ONE CORPORATION 401(k) Restoration Plan for the year shall be considered as part of eligible earnings for the year deferred.

The amounts described herein shall be determined by the same actuarial adjustments as those specified in the Basic Retirement Plan and computed as of the date of termination of employment of the Participant with the Corporation.

Section 2.4 - Vesting

In the event that Participant remains an employee of the Corporation after having attained the age of fifty-five (55) and completed ten (10) years of Vesting Service, his right to Restoration Benefits shall thereafter be vested, but no Restoration Benefits shall be payable hereunder to or in respect to him until the Benefit Commencement Date.

The Chief Executive Officer of the Corporation shall have the authority to vest any Participant's Restoration Benefits with the approval of the Organization, Compensation and Nomination Committee.

Section 2.5 - Benefit Election

Participant may elect a Normal Retirement Date, Late Retirement Date, or Early Retirement Date as defined in the Basic Retirement Plan. Subject to the provisions of the Basic Retirement Plan, benefits commencing prior to the Normal Retirement Date shall be actuarially reduced in accordance with provisions of the Basic Retirement Plan.

Section 2.6 - Form of Distribution

The Restoration Retirement Benefit payable to an eligible Participant shall generally be paid in a lump sum, which shall be the actuarial equivalent of the straight life annuity amount calculated in accordance with Section 2.3 herein.

The Participant may elect to have his Restoration Retirement Benefit paid as a monthly annuity. The available payment forms shall consist of Life only, Life and 60 months certain or Life and 120 months certain, a 50%, 66%, or 100% Survivor Annuitant or 3% or 5% increasing annuity option, all as described in the Basic Retirement Plan. The form of payment requested by Participant shall, in any event, be the same method of payment elected under the Basic Retirement Plan and shall be equal to the actuarial equivalent of the straight life annuity amount calculated in accordance with Section 2.3 herein. Such election will only be effective if the election to receive an annuity payable on a monthly basis is made at least six months prior to the effective date of retirement.

Section 2.7 - Commencement of Benefit

Payment of the Restoration Retirement Benefit to a Participant shall commence on the same date as payment of the Basic Retirement Plan Benefit to the, Participant commences with the exception that the lump sum form of payment is elected pursuant to Section 2.6, payment will commence on the Benefit Commencement Date. Benefits payable in a monthly annuity to recipients under this Restoration Plan shall cease to be payable, at the same time as benefits payable under the Basic Retirement Plan to such recipient shall cease, or at such earlier time as the limitations under Code Section 415 are no longer applicable.

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                                  ARTICLE III

                     RESTORATION SURVIVING SPOUSE BENEFIT

Section 3.1 - Eligibility for Restoration Surviving Spouse Benefit

A Restoration Surviving. Spouse Benefit will be paid to the Surviving Spouse under the terms of this Article, if:

(a) the Participant has attained the age of fifty-five (55) while actively employed with the Corporation,

(b)  the Participant has at least ten (10) years of Benefit Service, and

(c)  the Participant dies while actively employed by the Corporation.

Section 3.2 - Amount of Benefit

The amount of the Restoration Surviving Spouse Benefit payable to a Surviving Spouse shall be equal to:

(a) the amount of the Basic Retirement Plan Surviving Spouse Benefit to which the Surviving Spouse would have been entitled under the Basic Retirement Plan if such benefit were computed without giving effect to any limitation on benefits imposed by application of Code Section 415, 401(a)(17) or 404(l);

                                     MINUS

(b) the amount of the Basic Retirement Plan Surviving Spouse Benefit actually payable to the Surviving Spouse under the Basic Retirement Plan.

In determining the amount of the Basic Retirement Plan Surviving Spouse Benefit for purpose of Subsection (a), a Participant's Basic Plan Benefit shall be determined by including any amount of compensation or bonus that a Participant had deferred under the BANK ONE CORPORATION Compensation Deferral Plan and the BANK ONE CORPORATION 401(k) Restoration Plan for the year as part of eligible earnings for the year deferred or any compensation or bonus that a Participant had exchanged under the BANK ONE CORPORATION Investment Option Plan for the year as part of eligible earnings for the year exchanged.

Section 3.3 - Form and Commencement of Benefit

The Restoration Surviving Spouse Benefit shall be computed as of the date of Participant's death and payable in the form elected by the Participant. If no election has been made in accordance with procedures set forth by the Plan Administrator, the Restoration Surviving Spouse Benefit shall be payable in a lump sum. The amount of the payment shall be determined by the same actuarial adjustments as specified in the Basic Retirement Plan concerning calculation of the Surviving Spouse Benefit.

Section 3.4 - Rights to Benefits

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Nothing contained in this Restoration Plan is intended to give or shall give any spouse or former spouse of a Participant or any other person any right to benefits under this Restoration Plan by virtue of Code Sections 401(a)(11) and 417 (relating to qualified pre-retirement survivor annuities and qualified joint and survivor annuities) or Code Sections 401(a)(13)(B) and 414(p) (relating to qualified domestic relations orders) as amended.


                                  ARTICLE IV

                                ADMINISTRATION

Section 4.1 - Administrative Powers and Duties

BANK ONE CORPORATION shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof. The Chief Executive Officer of BANK ONE CORPORATION may, in his discretion, appoint an employee/employees or an administrative committee in writing to administer the provisions of this Restoration Plan. The decision of the Plan Administrator with respect to any questions arising as to the administration or interpretation of this Restoration Plan, including the discontinuance of any or all of the provisions thereof, shall be final, conclusive, and binding. If the Restoration Plan is administered by a committee, such committee may act by a majority of its members by a vote at a meeting or in writing without a meeting signed by all the members of the committee.

All provisions set forth in the Basic Retirement Plan with respect to the administrative powers and duties of the Corporation, expenses of administration, and procedures for filing claims shall also be applicable with respect to the Restoration Plan. The Corporation shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Corporation with respect to the Restoration Plan.

Section 4.2 - Records

The Plan Administrator shall keep such records of such information, necessary or desirable to effectuate the purpose of the Plan including without in any manner limiting the generality of the foregoing, records and information with respect dates of employment and termination and determinations made hereunder. To the extent that the Plan Administrator shall prescribe forms for use by the Participants and their Surviving Spouse in communication with the Plan Administrator and shall establish periods during which communications must be received, the Plan Administrator shall be protected in disregarding any notice or communication if such notice or communication is not received in a form prescribed by the Plan Administrator and not during a period prescribed by the Plan Administrator. The Corporation and the Plan Administrator shall respectively also be protected in acting upon any notice or other communication purporting to be signed by any person and reasonably believed to be genuine and accurate, including the Participant's current mailing address.

Section 4.3 - Determinations

All determinations hereunder made by the Plan Administrator shall be made in the sole and absolute discretion of the Plan Administrator

In the event that any disputed matter shall arise hereunder, including, without in any manner limiting the generality of the foregoing, any matter relating to the eligibility of any person to participate under the

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Restoration Plan, the participation of any person under the Restoration Plan and, the amounts payable to any person under the Restoration Plan and the applicability and the interpretation of the previsions of the Restoration Plan, the decision of the Corporation upon such matter shall be binding and conclusive upon all persons, including, without in any manner limiting the generality of the foregoing, the Corporation, the Participants and their Surviving Spouses and upon the respective successors, assigns, executors, administrators, heirs, next-of-kin and distributees of all the foregoing.

Section 4.4 - Claims Procedure

The Plan Administrator shall have discretion regarding benefit determinations. If required by the Plan Administrator, any person entitled to benefits hereunder must file a claim with the Plan Administrator upon forms furnished by the Plan Administrator. Notwithstanding any other provision of the Restoration Plan, payment of benefits need not be made until receipt of the claim and the expiration of the time periods specified in the Section 4.4 for rendering a decision on the claim. In the event a claim is denied, benefits need not be made or commence until a final decision is reached by the Plan Administrator, subject to the provisions of Section 4.5.

The Plan Administrator shall notify the claimant of its decision within ninety
(90) days after receipt of the claim. However, if special circumstances require, the Plan Administrator may defer action on a claim for benefits for an additional period not to exceed ninety (90) days, and in that case if shall notify the claimant of the special circumstances involved and time by which it expects to render a decision.

If the Plan Administrator determines that any benefits claimed should be denied, it shall give notice to the claimant setting the specific reason or reasons for the denial and provide a specific reference to the Plan provisions on which the denial is based. The Plan Administrator shall also describe any additional information necessary for the claimant to perfect the claim.

Section 4.5 - Appeal and Review Procedure

If a claim has been denied by the Plan Administrator, the claimant shall have sixty (60) days after receipt of the denial in which to file a notice of appeal with the Plan Administrator. A final determination by the Plan Administrator shall be rendered within sixty (60) days after receipt of the claimant's notice of appeal. Under special circumstances such determination may be delayed for an additional period not to exceed sixty (60) days, in which case the claimant shall be notified of the delay prior to the close of the initial sixty (60) day period. The Plan Administrator's final decision shall set forth the reasons and the references to the Restoration Plan provisions on which it is based.

Section 4.6 - Facility of Payment

Whenever a person entitled under the Plan to receive any payment of a benefit is under a legal disability or incapacity or is in any way unable to manage his financial affairs, the Plan Administrator may, in its discretion, direct payments on behalf of such person to be made to the incapacitated person's legal representative, custodian, relative, or other such individual(s) as is (are) known by the Plan Administrator to be assisting such person. Such decision by the Plan Administrator shall be made after consultation with those persons, if any, which may include legal counsel and/or medical personnel, which the Plan Administrator in his sole discretion determines are necessary in order to make such decision. Any payment of benefit or installment thereof in accordance with the provisions of this Section 4.6 shall be a complete discharge of any liability relating to the making of or entitlement to such payment under the provisions of the Restoration Plan.

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

Section 4.7 - Acceleration of Benefit Payments

The Corporation hereby reserves the right to accelerate the payment of Restoration Plan distributions without the consent of the Participant or the Participant's Surviving Spouse, estate or any other person or persons claiming through or under the Participant. In making such determination, due consideration may be given to the health, financial circumstances and family obligations of the Participant. In this regard, the Participant may be consulted, however, he shall have no voice in the decision reached nor any right to an accelerated payment. The Corporation's determination shall be final and conclusive upon the Participant and the Surviving Spouse.

Section 4.8 - Action by the Corporation

Any action by the Corporation under this Restoration Plan may be by resolution of its Board of Directors, or by any person, persons, duly authorized by resolution of aid Board to take such action.

Section 4.9 - Exemption from Liability/Indemnification

The persons acting on behalf of the Plan Administrator, shall be free from all liability, joint or several, for their acts, omissions, and conduct, and for the acts, omissions and conduct of their appointed agents, in administration of the Plan, except for those acts or omissions and conduct resulting from willful misconduct or lack of good faith.

The Corporation shall indemnify the persons acting on behalf of the Plan Administrator and other employee, officer or director of the Corporation against any claims, loss, damage, expense and liability, by insurance or otherwise, reasonably incurred by the individual in connection with any action or failure to act by reason of performance of an authorized duty or responsibility for or on behalf of the Corporation pursuant to the Plan unless the same is judicially determined to be the result of the individual's gross negligence or willful misconduct. Such indemnification by the Corporation shall be made only to the extent such expense or liability is not payable to or on behalf of such person under any liability insurance coverage. The foregoing right to indemnification shall be in addition to any other rights to which any such person may be entitled as a matter of law.

Section 4.10 - Non-assignability

No right or benefit under the Restoration Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, assign, sell pledge, encumber or charge the same shall be void.

The Restoration Plan shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagement or torts of any person entitled to benefits hereunder.

In event that any Participant's benefits are garnished or attached by order of any court, the Corporation may elect to bring an action for a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid by the Restoration Plan. During the pendency of said action, any benefits that become payable may be paid into the court as they become payable, to be distributed by the court to the recipient as it deems proper at the close of said action.

                                   ARTICLE V

                           AMENDMENT OR TERMINATION

Section 5.1 - Amendment and Termination

The Corporation reserves the right in its sole discretion to amend or terminate this Restoration Plan at any time. In the event of a termination, the Corporation in its sole discretion may accelerate payment of Restoration Retirement Benefits pursuant to Section 4.7 to those Participants participating in the Restoration Plan on the date of such termination, to the extent such Restoration Retirement Benefits would be otherwise payable as defined in Article II, determined on the basis that each Participant's presumed retirement date was the date the Restoration Plan was terminated. However, no amendment or termination shall affect any Restoration Retirement Benefit then being paid to Participants or Surviving Spouses under this Restoration Plan as determined prior to such effective date of the amendment or termination.

Section 5.2 - Change of Control

The Restoration Plan shall not be automatically terminated upon change of control or by a transfer or sale of assets of the Corporation or by the merger or consolidation of the Corporation into or with any other Corporation or other entity when the Corporation is not the surviving or continuing Corporation, but the Plan shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity, shall be obligated to pay Plan benefits to those Participants participating in the Restoration Plan on the date of such termination, to the extent such Restoration Retirement Benefits would be otherwise payable as defined in Articles II and III, determined on the basis that each Participant's presumed termination date was the date the plan was terminated.


                                  ARTICLE VI

                              GENERAL PROVISIONS

Section 6.1 - General Conditions

Except as otherwise expressly provided herein, all terms and conditions of the Basic Retirement Plan applicable to a Basic Retirement Plan Benefit or a Basic Retirement Plan Surviving Spouse Benefit shall also be applicable to Restoration Retirement Benefit or a Restoration Surviving Spouse Benefit payable hereunder. Any Basic Retirement Plan Benefit or Basic Retirement Plan Surviving Spouse Benefit or any other benefit payable under the Basic Retirement Plan shall be paid solely in accordance with the terms and conditions of the Basic Retirement Plan and nothing in this Restoration Plan shall operate or be construed in any way to modify, amend or affect the terms and provisions of the Basic Retirement Plan.

Section 6.2 - Rights to Benefits

No Participant or Surviving Spouse shall have any right to a benefit under the Restoration Plan except in accordance with the terms of the Restoration Plan.

No Participant, Surviving Spouse or any other person shall have any interest in any particular assets of the Corporation by reason of the right to receive a benefit under the Restoration Plan and any such Participant,

Surviving Spouse or other person shall have only the rights of a general unsecured creditor of the Corporation with respect to any rights under the Restoration Plan.

Nothing contained in the Restoration Plan shall constitute a guaranty by the Corporation or any other entity or person that the assets of the Corporation will be sufficient to pay any benefit hereunder.

Section 6.3 - Offsets to Benefits

Notwithstanding any provisions of this Restoration Plan to the contrary, the Corporation may at the time of distribution, in its sole and absolute discretion, enforce the right of offset against any amounts paid to a Participant under the Restoration Plan against any debt of the Participant which has been reduced to judgment in favor of the Corporation or any of its Related Corporations.

Section 6.4 - Forfeiture of Benefits

Notwithstanding any provisions of this Restoration Plan to the contrary, benefits under the Restoration Plan shall be forfeited upon:

(a)  termination of employment prior to: attaining the age of 55, having ten
     (10) years of Benefit Service, and vesting under Basic Retirement Plan; or

(b)  death of a Participant who is not survived by a Surviving Spouse; or

(c)  the benefit is unclaimed pursuant to Section 6.6 below.

The Chairman of the Corporation shall have the authority disregard the provisions of the previous paragraph and vest any Participant's Restoration Benefits with the approval of the Organization, Compensation and Nomination Committee.

Section 6.5 - Limitations on Liability

Notwithstanding any of the preceding provisions of the Restoration Plan, neither the Corporation nor any individual acting as an employee or agent of the Corporation shall be liable to any Participant, former Participant, Surviving Spouse or any other person for any claim, loss, liability or expense incurred in connection with this Restoration Plan.

Section 6.6 - Unclaimed Benefit

Each Participant and Surviving Spouse. of the Participant shall keep the Corporation informed of his current address and the current address of his spouse. The Corporation shall not obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Corporation within three (3) years from the date on which payment of the Participant's Restoration Retirement Benefit may be made, payment may be made as though the Participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or, within three years after the actual death of a Participant, the Corporation unable to locate any Surviving Spouse of the Participant then the Corporation shall have no further obligation to pay any benefit hereunder to such Participant or Surviving Spouse or any other person and such benefit shall be irrevocably forfeited.

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Section 6.7 -ERISA Status

This Restoration Plan shall constitute a plan which unfunded and which is maintained solely for the purpose of providing benefits in excess of the limits imposed by Code Sections 415, 401(a)(17) and 404(l) to a select group of Employees within the meaning of Section 202, 301 and 401 of ERISA and the ERISA reporting and disclosure regulations.

Section 6.8 - Construction

In the construction of the Restoration Plan, the masculine shall include the feminine and the singular the plural in all cases unless qualified by the context. Any headings used herein are included for ease reference only and are not to be construed so as to alter the terms hereof.

Section 6.9 - Controlling Law

The laws of the State of Ohio shall be controlling in all matters relating to the Restoration Plan and shall be the controlling state law in all matters relating to the Restoration Plan and shall apply to the extent that it is not preempted by the laws of the United States of America.

Section 6.10 - Effect of Invalidity of Provision

If any provision of this Restoration Plan is held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other provisions hereof, and this Restoration Plan shall be construed and enforced as if such provision had not been included.

Section 6.11 - Continued Employment

Nothing contained in this Restoration Plan shall be construed as a contract of employment between the Corporation and any Participant, or as a right of any Participant to be continued in employment of the Corporation or as a limitation on the right of the Corporation as a limitation on the right of the Corporation to discharge any of its employees, with or without cause.

Section 6.12 - Status of Plan

Nothing contained herein shall be construed as providing for assets to be held in trust or escrow or any other form of asset segregation for the Participant or for any other person or persons to whom benefits are to be paid pursuant to the terms of this Restoration Plan, the Participant's only interest hereunder being the right to receive the benefits set forth herein. To the extent the Participant or any other person acquires a. right to receive benefits under this Restoration Plan, such right shall be no greater than the right of unsecured general creditor of the Corporation.

Section 6.13 - Payments and Expenses

Restoration Retirement Benefits and Restoration Surviving Spouse Benefits ("Benefits") shall be payable by the Corporation from its general assets. The cost of the Benefits shall be incurred by each Related Corporation, who has employees participating in this Restoration Plan. Each such Related Corporation will be regularly assessed and obligated to remit to the Corporation the actuarially determined amount for the Benefits. Such assessments shall be accumulated and shall be maintained as general assets of the

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Corporation. The Corporation shall maintain appropriate accountings and records for this Restoration Plan. The expenses of administrating this Restoration Plan shall be borne by the Corporation.

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